Exhibit 10.4

Termination and Mutual Release

of

Sales Commission Agreement

This Termination and Mutual Release Agreement (the "Agreement") is entered into on January 6, 2015 (the “Signing Date”) and is effective as of January 1, 2015 (the “Effective Date”), by and among Level 5 Beverage Company, Inc. (“Level 5”), a Delaware corporation, a subsidiary of Minerco Resources, Inc. (“Minerco”), a Nevada corporation, hereinafter referred to, individually and jointly, as the “Company”, and Anthony R Skinner (“Sales Representative”), an individual residing in the State of Indiana, hereinafter sometimes referred to collectively as the “Parties”).

WHEREAS, pursuant to that certain Commission Sales Agreement, dated February 25, 2014 (the " Commission Sales Agreement "), by and between the Company and Anthony R. Skinner, subject to the terms and conditions therein; and

WHEREAS, the Parties hereto now mutually desire to terminate the Commission Sales Agreement and release each other from any and all claims that they may have arising under or in connection with the Commission Sales Agreement.

NOW THEREFORE, in consideration of the mutual covenants of the Parties hereto hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Termination.  The Commission Sales Agreement is hereby terminated and of no further force or effect.

2. Mutual Release.  The parties hereby mutually release each other and each of their respective successors and assigns from and against any and all costs, damages, actions, proceedings, demands or claims whatsoever that either of them now has or may hereafter have against the other party hereto, by reason of or in connection with the Commission Sales Agreement.

3. Further Assurances.  The parties each agree to promptly execute, acknowledge, deliver, file and record such additional documents, instruments and certificates, and to do all such other acts, as are necessary or desirable to evidence the termination of the Commission Sales Agreement and release of all obligations of the parties thereunder as set forth in this Agreement.

4. Termination Fee.  The Company shall pay to Anthony R. Skinner five million (5,000,000) shares of Minerco Resources, Inc. common stock with a restrictive legend as the Termination Fee in lieu of any and all monies owed to Anthony R. Skinner, earned before the Effective Date, under the Commission Sales Agreement, dated February 25, 2014.

5. Confidentiality. Under no circumstances, and at no time, shall Sales Representative, or any agents or representatives under Sales Representative's control, disclose to any person any of the secrets, methods or systems used by Company in its business. All customer lists, brochures, reports, and other such information of any nature made available to Sales Representative by virtue of Sales Representative's association with Company shall be held in strict confidence in perpetuity.

6. Representation and Warranties: The Parties warrant and represent that each of them has reviewed the Agreement independently, has had the opportunity to consult counsel, is fully informed of the terms and effect of this Agreement, and has not relied in any way on any inducement, representation, or advice of any other Party in deciding to enter this Agreement.

7. No Admissions: This Agreement and the terms of the termination embodied in this Agreement represent a compromise, and the negotiations, discussions and communications in connection with or leading up to this Agreement are agreed to be within the protection of Confidentiality and shall not be construed as admissions or concessions by the Parties, or any of them, either as to any liability or wrongdoing.

8. Choice of Law; Venue; Jurisdiction; Attorneys’ Fees.  The parties acknowledge and agree that this Agreement has been made in the State of Nevada, and that it shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada, without reference to its conflicts of laws principles.  The parties also acknowledge and agree that any action or proceeding arising out of or relating to this Agreement or the enforcement thereof shall be brought in the State of Nevada, and each of the parties irrevocably submits to the exclusive jurisdiction of that Court in any such action or proceeding, waives any objection the party may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action or proceeding shall be heard and determined only in that Court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement or the enforcement hereof in any other court.  The parties also acknowledge and agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or convenience of forum, or to personal or subject matter jurisdiction.  The parties also acknowledge and agree that any action or proceeding referred to above may be served on any party anywhere in the world without any objection thereto.  The parties also acknowledge and agree that the prevailing party in any such action or proceeding shall be awarded the party’s reasonable attorneys’ fees and costs (including, but not limited to, costs of court).

9. Entire Agreement. This Agreement sets forth the entire agreement between the parties regarding the Termination and Mutual Release of Commission Sales Agreement, and no statement, whether written or oral, made before or at the signing of this Agreement will vary or modify these written terms.

10. Fair Meaning.  The parties agree that the wording of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties to this Agreement, including the party responsible for drafting the Agreement.

11. Mutual Drafting.   The parties hereto acknowledge and agree that they are sophisticated and have been represented by attorneys who have carefully negotiated the provisions of this Agreement. As a consequence, the parties also agree that they do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effect.

12. Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13. Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

14. Severability.  If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

15. Assignability.  Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

16. Binding Effect.  This Agreement shall be binding on and shall inure to the benefit of each party, its successors, and assigns.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party.

17. Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted successors or assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors or assigns, any legal or equitable rights, remedy or claim hereunder.

18. Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a party when:

●	delivered by hand or by a nationally recognized overnight courier service (costs prepaid),

●	sent by facsimile with confirmation of transmission by the transmitting equipment, or;

●	received or rejected by the addressee, if sent by certified mail, postage prepaid and return receipt requested, in each case to last known place of business address.

19. Authority of Signers.  The parties represent and warrant that the person whose signature is set forth below on behalf of a party is fully authorized to execute this Agreement on behalf of that party.

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IN WITNESS WHEREOF, the parties have executed this Sales Commission Agreement and caused the same to be duly delivered on their behalf on the day and year first above written.

SALES REPRESENTATIVE:

Anthony R Skinner

By:           /s/ Anthony R. Skinner
  Name:      Anthony R Skinner
Its:           Own Entity

COMPANY:

LEVEL 5 BEVERAGE COMPANY, INC.

By:  /s/ V. Scott Vanis
                     V. Scott Vanis
Its:               CEO

MINERCO RESOURCES, INC.

By: /s/ V. Scott Vanis
                     V. Scott Vanis
Its:               Chairman & CEO